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                                                                    EXHIBIT 99.1


[IXIA LOGO]


FOR IMMEDIATE RELEASE

For more information, contact:
Tom Miller                                                   the blueshirt group
Chief Financial Officer                            Chris Danne, Brinlea Johnson
(818) 444-2325                                                    (415) 217-7722
tmiller@ixiacom.com                          chris or brinlea@blueshirtgroup.com

                      IXIA ANNOUNCES FIRST QUARTER RESULTS

        20TH CONSECUTIVE QUARTER OF PROFITABILITY - REVENUES INCREASE 22%

CALABASAS, Calif. -- April 17, 2003--Ixia (Nasdaq: XXIA) today reported financial results for the first quarter ended March 31, 2003.

Net revenues for the first quarter of 2002 increased 22% on a year-over-year basis to approximately $18.8 million compared to $15.4 million for the first quarter of 2002. Net income on a GAAP basis for the first quarter of 2003, including stock-based compensation, was $1.5 million or $0.02 per diluted share, compared to $968,000, or $0.02 per diluted share, for the first quarter of 2002.

Our GAAP results include $931,000 of non-cash charges for stock-based compensation associated with the issuance of stock options, warrants and restricted stock prior to the Company's initial public offering in October 2000. Excluding the effect of stock-based compensation, non-GAAP net income was $2.2 million, or $0.04 per diluted share, compared to $2.3 million, or $0.04 per diluted share, for the same period last year.

"Despite the difficult market, we had another solid quarter of sequential growth and high gross margins, as we benefited from the positive impact of a number of our strategic initiatives," commented Errol Ginsberg, President and Chief Executive Officer of Ixia. "For example, our decision to go direct in Japan had a positive impact in the first quarter as we had record revenues from the Asia Pacific region. Demand for 10 Gig products also continued to be solid, decreasing from the fourth quarter but posting one of the better quarters ever on this product line. Additionally, ANVL sales grew significantly,
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underscoring our commitment to enhancing this data network testing solution and investing in our sales effort for this product line acquired in the first quarter of last year. Further, our decision to partner with leading software companies such as NetIQ was also a strong factor in the quarter, helping drive related hardware sales and moving us more firmly into the enterprise market."

"Sales of Packet Over SONET test products were soft and the general economic environment remains difficult but we continue to make progress introducing new products and driving into promising markets," added Mr. Ginsberg. "Our commitment to R&D paid dividends as products introduced in the last year accounted for over 40% of sales in the first quarter. Additionally, we added 29 new customers and over 20% of first quarter sales came from carrier, enterprise and government accounts. While we believe that these sales to newer markets have the potential to remain lumpy in the current environment, we believe we have the right products to further penetrate the enterprise market and expand our addressable opportunity."

During the quarter, Ixia increased cash and investments by approximately $4.9 million and, as of March 31, 2003, Ixia had approximately $127.1 million in cash and investments, or $2.20 per outstanding share with no debt.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. ET. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available on the Ixia Web site for 90 days.

NON-GAAP DISCLOSURE

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, warrants and restricted stock prior to the Company's initial public offering in October 2000. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators
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management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net income is included below.

ABOUT IXIA

Ixia delivers powerful, distributed, multiport traffic generators, and performance and conformance analyzers for wire-speed verification of optical networking equipment, LAN, MAN, WAN, and SAN multilayer switches and routers. Our analysis systems are used in the design, manufacture, and quality assurance stages of network equipment development. Our Real World Traffic solutions address the growing need to test Enterprise networks prior to deployment under real load conditions with actual business application traffic. Our network operations applications address the carrier's needs for a higher level of control over the network itself. Ixia's analysis solutions utilize a variety of interfaces - 10/100/1000 Mbps Ethernet, 10 Gigabit Ethernet, Packet Over SONET, BERT, and USB, and are distinguished by their accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302;
(818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. ANVL and Real World Traffic are trademarks of Ixia.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this news release are forward-looking statements, including, without limitation, statements regarding possible future revenues and earnings per share, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: the current economic slowdown in general and decreasing capital availability and investment in the telecommunications industry in particular, consistency of orders from significant customers, the timing of new product releases, our success in developing and producing new products, market acceptance of our products and competitive pressures including competition for limited source components. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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                                      IXIA
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                MARCH 31,         DECEMBER 31,
                                                                  2003                2002
                                                               -----------        ------------
                                                               (unaudited)
ASSETS
Current assets:

   Cash and cash equivalents                                    $  53,905           $  58,865
   Short-term investments in marketable securities                  8,151              12,050
   Accounts receivable, net                                        10,147               9,351
   Inventories                                                      5,230               5,121
   Prepaid expenses and other current assets                        6,210               6,232
                                                                ---------           ---------
     Total current assets                                          83,643              91,619

Investments in marketable securities                               65,062              51,306
Property and equipment, net                                         7,192               7,003
Goodwill                                                            1,592               1,592
Other intangible assets, net                                        4,042               4,030
Other assets                                                        2,068               2,111
                                                                ---------           ---------
     Total assets                                               $ 163,599           $ 157,661
                                                                =========           =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                             $   2,145           $     960
   Accrued expenses                                                 5,453               4,049
   Deferred revenues                                                2,375               1,958
   Income taxes payable                                             1,859               1,527
                                                                ---------           ---------
     Total liabilities                                             11,832               8,494

Shareholders' equity:
   Common stock, without par value; 200,000 shares
     authorized, 57,755 and 57,595 shares issued and
     outstanding as of March 31, 2003 and December 31,
     2002, respectively                                            79,292              79,206
   Additional paid-in capital                                      47,046              47,045
   Deferred stock-based compensation                               (2,035)             (3,036)
   Retained earnings                                               27,464              25,952
                                                                ---------           ---------
     Total shareholders' equity                                   151,767             149,167
                                                                ---------           ---------
     Total liabilities and shareholders' equity                 $ 163,599           $ 157,661
                                                                =========           =========

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                                      IXIA
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                  ------------------------
                                                                   2003             2002
                                                                  -------          -------
Net revenues                                                      $18,813          $15,442
Cost of revenues(1)                                                 3,309            2,978
                                                                  -------          -------
     Gross profit                                                  15,504           12,464

Operating expenses:
   Research and development                                         5,030            3,804
   Sales and marketing                                              6,039            4,091
   General and administrative                                       1,995            1,733
   Amortization of purchased intangible assets                        228              168
   Stock-based compensation(2)                                        881            1,652
                                                                  -------          -------
       Total operating expenses                                    14,173           11,448
                                                                  -------          -------

     Income from operations                                         1,331            1,016
Interest income, net                                                  795              639
                                                                  -------          -------
     Income before income taxes                                     2,126            1,655
Income tax expense                                                    614              687
                                                                  -------          -------
     Net income                                                   $ 1,512          $   968
                                                                  =======          =======

Earnings per share:
   Basic                                                          $  0.03          $  0.02
   Diluted                                                        $  0.02          $  0.02

Weighted average number of common and common equivalent
   shares outstanding:
   Basic                                                           57,632           56,233
   Diluted                                                         60,670           60,775

-----------------------
(1)Stock-based compensation included in cost of revenues          $    50          $   138
                                                                  =======          =======

(2)Stock-based compensation included in:
     Research and development                                     $   511          $ 1,011
     Sales and marketing                                              255              409
     General and administrative                                       115              232
                                                                  -------          -------
                                                                  $   881          $ 1,652
                                                                  =======          =======

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                                      IXIA
                   NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                  ------------------------
                                                                    2003             2002
                                                                  -------          -------
 Net revenues                                                     $18,813          $15,442
 Cost of revenues                                                   3,259            2,840
                                                                  -------          -------
      Gross profit                                                 15,554           12,602

 Operating expenses:
    Research and development                                        5,030            3,804
    Sales and marketing                                             6,039            4,091
    General and administrative                                      1,995            1,733
    Amortization of purchased intangible assets                       228              168
                                                                  -------          -------
        Total operating expenses                                   13,292            9,796
                                                                  -------          -------

      Income from operations                                        2,262            2,806
 Interest income, net                                                 795              639
                                                                  -------          -------
      Income before income taxes                                    3,057            3,445
 Income tax expense                                                   877            1,137
                                                                  -------          -------
      Non-GAAP net income                                         $ 2,180          $ 2,308
                                                                  =======          =======

 Non-GAAP earnings per share:
    Basic                                                         $  0.04          $  0.04
    Diluted                                                       $  0.04          $  0.04

 Weighted average number of common and common equivalent
    shares outstanding:
    Basic                                                          57,632           56,233
    Diluted                                                        60,670           60,775

Reconciliation of Non-GAAP net income to GAAP net income (in thousands):

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                  ------------------------
                                                                   2003             2002
                                                                  -------          -------
Non-GAAP net income                                               $ 2,180          $ 2,308
Stock-based compensation                                             (931)          (1,790)
Income tax effect                                                     263              450
                                                                  -------          -------
Net income                                                        $ 1,512          $   968
                                                                  =======          =======